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                                                                      Exhibit 11
                                                                      ----------


                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In millions, except per share amounts - Unaudited)




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
                                                                    THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                     SEPTEMBER 30,
                                                              ---------------------------       ---------------------------
                                                                   1998           1997              1998            1997
                                                              -----------     -----------       -----------     -----------
Earnings for basic earnings per share:
 Earnings from continuing operations before
      preferred stock dividends                               $      73.1     $      58.0       $      65.7     $     114.5
  Preferred stock dividends                                            --              --                --            (2.5)
                                                              -----------     -----------       -----------     -----------
  Earnings from continuing operations                                73.1            58.0              65.7           112.0
  Loss from discontinued operations, net of taxes                    (1.6)             --              (1.6)             --
                                                              -----------     -----------       -----------     -----------
  Net earnings for basic earnings per share                   $      71.5     $      58.0       $      64.1     $     112.0
                                                              ===========     ===========       ===========     ===========


Earnings for diluted earnings per share
  Earnings from continuing operations                         $      73.1     $      58.0       $      65.7     $     114.5
   Loss from discontinued operations, net of taxes                   (1.6)             --              (1.6)             --
                                                              -----------     -----------       -----------     -----------
  Net earnings for diluted earnings per share                 $      71.5     $      58.0       $      64.1     $     114.5
                                                              ===========     ===========       ===========     ===========

Average outstanding common shares for basic
   earnings per share                                                38.4            37.1              38.1            36.4

  Other potentially dilutive securities:
     -  common stock equivalents from assumed
        exercise of stock options                                     0.5             0.7               0.7             0.6
     -  assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                 --             1.3                --             2.2
                                                              -----------     -----------       -----------     -----------
  Total for diluted earnings per share                        $      38.9     $      39.1       $      38.8     $      39.2
                                                              ===========     ===========       ===========     ===========

Earnings (loss) per common share:
   Basic
      Earnings from continuing operations                     $      1.90     $      1.56       $      1.72     $      3.08
      Loss from discontinued operations, net of taxes               (0.04)             --             (0.04)             --
                                                              -----------     -----------       -----------     -----------
                                                              $      1.86     $      1.56       $      1.68     $      3.08
                                                              ===========     ===========       ===========     ===========

   Diluted
      Earnings from continuing operations                     $      1.88     $      1.48       $      1.69     $      2.92
      Loss from discontinued operations, net of taxes               (0.04)             --             (0.04)             --
                                                              -----------     -----------       -----------     -----------
                                                              $      1.84     $      1.48       $      1.65     $      2.92
                                                              ===========     ===========       ===========     ===========
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